Exhibit 99.1

Demandware Announces Third Quarter 2015 Financial Results

39% GAAP Subscription Revenue Growth, 47% Growth on a Constant Currency Basis

Burlington, Mass. – November 2, 2015 – Demandware®, Inc. (NYSE:  DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced financial results for its third quarter ended September 30, 2015.

Third Quarter Highlights

•	Subscription revenue for the third quarter was $47.8 million, a 39% year over year increase from $34.3 million in the third quarter of 2014
•	The number of live customers reached 308 at September 30, 2015, an increase of 27% from 243 last year
•	The number of live sites reached 1,399 at September 30, 2015, an increase of 36% from 1,027 last year

“We had a strong third quarter,” stated Tom Ebling, Chief Executive Officer, Demandware. “Our global portfolio continues to expand with our first new customer acquisitions in Japan and Italy. Existing customers continue to leverage the scale of our platform to grow their businesses through global expansion, launching additional brands and engaging consumers across channels. In addition, we’re seeing increased adoption of our predictive email and order management solutions.”

•

Demandware signed significant new customers during the quarter, including Avenue 32, W. Atlee Burpee, Calvin Klein, Fruit of the Loom, iRobot, ModCloth, Patagonia, Pret A Manger, Trimtex Sport, TSI Holdings and Trollbeads.

•	Leading retailers such as Kenneth Cole, Movado, Tourneau, True Religion, Vibram and Yumi International launched initial sites on the Demandware Commerce Cloud.
•

Existing customers like Canada Goose, L’Oreal, New Balance, Jack Wills, Otterbox, Panasonic, Skullcandy and Wolverine Worldwide expanded their operations on the platform launching additional commerce sites.

“We achieved 47% constant currency growth in subscription revenue, exceeding our guidance,” said Tim Adams, Chief Financial Officer, Demandware. “Our strategic investments in growth and innovation are enabling our customers to meet evolving consumer expectations and drive our industry-leading growth. Furthermore, we achieved positive non-GAAP net income in the quarter, and we expect to be profitable this year on a non-GAAP basis.”

Total revenue for the third quarter was $57.6 million, a 49% increase from $38.7 million in the third quarter of 2014.  Our GAAP net loss for the third quarter of 2015 was $11.9 million, or $(0.33) per share, as compared to a GAAP net loss of $6.3 million, or $(0.18) per share, for the third quarter of 2014. Non-GAAP net income for the third quarter of 2015 was $2.6 million, or $0.07 per basic and diluted share, as compared to non-GAAP net income of $1.1 million, or $0.03 per basic and diluted share, for the third quarter of 2014.(1)

At September 30, 2015, we had $183.4 million in cash, cash equivalents and short term investments on the balance sheet, as compared to $243.7 million at December 31, 2014.

(1) Indicates a non-GAAP measure. Refer to “Non-GAAP Financial Measures” below and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Outlook

“I am enthusiastic about Demandware’s growth opportunities,” said Tom Ebling. “We are expanding into new geographies, further penetrating large enterprise retail brands, and enabling unified commerce experiences. Our new deal pipeline looks very strong with a sizeable number of large enterprise prospects, positioning us well for the future.”

Tim Adams remarked, “For 2015, we are updating our subscription revenue guidance, with the midpoint at the low end of our prior range, which we believe balances the many strengths of our business with lower than expected volumes among a small group of specialty apparel customers. We are narrowing our total revenue guidance to the high end of our prior range, driven by services, and are raising our 2015 non-GAAP net income guidance. Demandware’s strong business model continues to deliver over 40% year over year growth in subscription revenue on a constant currency basis.”

For the 2015 year, the company expects:

$ in millions	Current Guidance		Previous Guidance
	FY’15 Low	FY’15 High	FY’15 Low	FY’15 High

Subscription Revenue	$199	$201	$200	$205
Total Revenue	$233	$235	$230	$235
GAAP Net (Loss)	$(43)	$(41)	$(52)	$(48)
Non-GAAP Gross Margin	74%	75%	70%	75%
Non-GAAP Net Income	$5	$7	($2)	$2

Quarterly Conference Call

To access the call which will take place today at 5:00 p.m. ET, please dial (877) 474-9503 in the U.S. or +1 (857) 244-7556 internationally. The passcode for the call is: 64838118.  A live webcast of the call will also be available on the investor relations section of the company’s website.  An audio replay will be available following the conclusion of the call through November 9, 2015. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The passcode for the replay is: 15376497. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the variance of our business from quarter to quarter; the continued growth of the market for digital commerce software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s latest Quarterly Report on Form 10-Q filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share. This press release also presents subscription revenue and percent change in subscription revenue on a GAAP and a “constant currency” basis so that revenue can be viewed without the impact of fluctuations in foreign currency exchange rates, allowing for a period-to-period comparison of underlying business performance. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors to help investors better understand the ongoing operating performance of the business.  Non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expenses related to stock-based compensation, contingent compensation expense related to acquisitions, amortization of intangible assets and the non-cash tax benefit related to our acquisitions.  Our non-GAAP gross margin and non-GAAP net income guidance for 2015 also exclude amortization expenses related to stock-based compensation, contingent compensation expense related to acquisitions, amortization of intangible assets and the non-cash tax benefit related to our acquisitions. Stock-based compensation is often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business.  Subscription revenue on a constant currency basis excludes the impact of foreign currency exchange rates, which is calculated by applying the prior period’s foreign currency exchange rates to the current period foreign currency revenue, because foreign currency exchange rates are subject to volatility and can obscure underlying performance. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Relations Contact:

James Hillier
Vice President, Investor Relations, Demandware
Office: 781-425-7675
Email: jhillier@demandware.com

Demandware, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$105,223	$158,827
Short-term investments	78,130	84,880
Accounts receivable, net of allowance for doubtful accounts	49,208	42,441
Prepaid expenses and other current assets	8,415	8,564
Total current assets	240,976	294,712

Property and equipment, net	24,671	14,028
Intangible assets, net	23,066	10,266
Goodwill	60,034	24,379
Other assets	3,906	1,785
Total assets	$352,653	$345,170

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,573	$3,581
Accrued expenses	26,524	24,871
Deferred revenue	24,317	22,799
Other current liabilities	5,710	282
Total current liabilities	59,124	51,533

Long-term liabilities:
Deferred revenue	14,018	12,168
Other long-term liabilities	2,795	1,424
Total liabilities	75,937	65,125

Redeemable noncontrolling interest	566	823

Stockholders’ equity:
Common stock	361	353
Additional paid-in capital	426,219	391,896
Treasury stock, at cost	(137)	(137)
Accumulated other comprehensive loss	(593)	(352)
Accumulated deficit	(149,700)	(112,538)
Total stockholders’ equity	276,150	279,222

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$352,653	$345,170

Demandware, Inc.

Condensed Consolidated Statements of Operations

(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Subscription	$47,758	$34,281	$135,180	$96,691
Services and other	9,824	4,450	26,536	11,360
Total revenue	57,582	38,731	161,716	108,051

Cost of revenue:
Subscription	9,891	6,907	28,476	18,607
Services and other	7,005	3,878	19,750	11,091
Total cost of revenue	16,896	10,785	48,226	29,698

Gross profit	40,686	27,946	113,490	78,353

Operating expenses:
Sales and marketing	23,724	15,668	74,059	49,772
Research and development	17,125	8,795	47,312	23,806
General and administrative	11,568	8,630	35,163	26,386
Total operating expenses	52,417	33,093	156,534	99,964

Loss from operations	(11,731)	(5,147)	(43,044)	(21,611)

Other income (expense):
Interest income	105	80	296	221
Interest expense	—	(41)	—	(124)
Other (expense) income	(28)	(1,042)	251	(1,031)
Other income (expense), net	77	(1,003)	547	(934)

Loss before income taxes	(11,654)	(6,150)	(42,497)	(22,545)
Income tax provision (benefit)	383	199	(5,073)	691

Net loss	(12,037)	(6,349)	(37,424)	(23,236)
Net loss attributable to noncontrolling interest	(118)	—	(262)	—
Net loss attributable to Demandware	$(11,919)	$(6,349)	$(37,162)	$(23,236)

Net loss per share attributable to Demandware, basic and diluted	$(0.33)	$(0.18)	$(1.04)	$(0.67)

Weighted average number of common shares outstanding, basic and diluted	35,968	34,958	35,684	34,695

Demandware, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,037)	$(6,349)	$(37,424)	$(23,236)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,140	1,572	8,912	4,515
Consulting expense settled with equity awards	77	196	632	273
Bad debt expense	873	100	1,444	369
Stock-based compensation	10,259	6,370	27,045	19,371
Deferred income taxes	44	—	(5,933)	—
Amortization of premium on marketable securities	118	237	320	593
Other non-cash reconciling items	217	326	277	369
Changes in operating assets and liabilities:	—	—
Accounts receivable	(5,817)	(2,206)	1,265	1,596
Prepaid expenses and other current assets	2,023	423	1,250	(4,861)
Other assets and liabilities	1,015	356	4,356	(1,849)
Accounts payable	(572)	(1,202)	(442)	(917)
Accrued expenses	1,681	2,196	(330)	(277)
Deferred revenue	(2,647)	1,337	(1,244)	3,160
Net cash (used in) provided by operating activities	(1,626)	3,356	128	(894)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,420)	(304)	(15,711)	(8,587)
Purchase of marketable securities	(38,594)	(29,238)	(89,725)	(111,513)
Sale and maturity of marketable securities	28,956	18,281	100,442	49,231
Acquisition, net of cash acquired	—	—	(54,733)	(12,136)
Net cash used in investing activities	(12,058)	(11,261)	(59,727)	(83,005)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shares purchased under the Employee Stock Purchase Plan	—	—	803	643
Proceeds from exercise of stock options	740	942	5,720	5,658
Payments of equipment notes	—	(2,124)	—	(3,345)
Payments of software financing agreement	—	—	—	(766)
Net cash provided by financing activities	740	(1,182)	6,523	2,190

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	7	(463)	(528)	(467)

DECREASE IN CASH AND CASH EQUIVALENTS	(12,937)	(9,550)	(53,604)	(82,176)
CASH AND CASH EQUIVALENTS—Beginning of period	118,160	169,799	158,827	242,425
CASH AND CASH EQUIVALENTS—End of period	$105,223	$160,249	$105,223	$160,249

Demandware, Inc.

Stock Based Compensation Expense

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of subscription revenue	$254	$177	$744	$477
Cost of service revenue	823	532	2,335	1,441
Sales and marketing	3,087	1,868	8,344	5,335
Research and development	3,738	1,825	8,637	5,156
General and administration	2,357	1,968	6,985	6,962
	$10,259	$6,370	$27,045	$19,371

Demandware, Inc.

Contingent Compensation Expense Related to Acquisitions

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Sales and marketing	$1,150	$441	$3,331	$1,203
Research and development	1,932	441	5,570	1,203
	$3,082	$882	$8,901	$2,406

Demandware, Inc.

Amortization Expense Related to Acquired Intangible Assets

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of subscription revenue	$1,102	$228	$3,256	$630
Sales and marketing	122	3	344	77
	$1,224	$231	$3,600	$707

Demandware, Inc.

Non-Cash Taxes

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-cash tax (benefit)	$—	$—	$(6,088)	$—

Demandware, Inc.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Reconciliation between GAAP operating (loss) and non-GAAP operating income (loss) :
GAAP operating (loss)	$(11,731)	$(5,147)	$(43,044)	$(21,611)
Add back:
Stock-based compensation	10,259	6,370	27,045	19,371
Contingent compensation expense related to acquisitions	3,082	882	8,901	2,406
Amortization expense related to acquired intangible assets	1,224	231	3,600	707
Non-GAAP operating income (loss)	$2,834	$2,336	$(3,498)	$873

Reconciliation between GAAP operating expenses and non-GAAP operating expenses:
GAAP operating expenses	$52,417	$33,093	$156,534	$99,964
Less:
Stock-based compensation	9,182	5,661	23,966	17,453
Contingent compensation expense related to acquisitions	3,082	882	8,901	2,406
Amortization expense related to acquired intangible assets	122	3	344	77
Non-GAAP operating expenses	$40,031	$26,547	$123,323	$80,028

Numerator:
Reconciliation between GAAP net (loss) attributable to Demandware and non-GAAP net income (loss):
GAAP net (loss) attributable to Demandware	$(11,919)	$(6,349)	$(37,162)	$(23,236)
Add back:
Stock-based compensation	10,259	6,370	27,045	19,371
Contingent compensation expense related to acquisitions	3,082	882	8,901	2,406
Amortization expense related to acquired intangible assets	1,224	231	3,600	707
Non-cash tax (benefit) (1)	—	—	(6,088)	—
Non-GAAP net income (loss)	$2,646	$1,134	$(3,704)	$(752)

(1) In the first and second quarter of 2015, Demandware recorded a non-cash tax benefit associated with the acquisition of Tomax.

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted non-GAAP net income per common share:
GAAP weighted average common shares outstanding, basic	35,968	34,958	35,684	34,695
Add back:
Effect of dilutive securities (2)	1,915	2,215	—	—
Non-GAAP weighted average common shares outstanding, dilutive	37,883	37,173	35,684	34,695

Non-GAAP net income (loss) per share, basic and diluted:	$0.07	$0.03	$(0.10)	$(0.02)

(2) These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

Demandware, Inc.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures (Continued)

(unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Reconciliation between GAAP subscription gross margin and non-GAAP subscription gross margin:
Subscription revenue	$47,758	$34,281	$135,180	$96,691
Cost of subscription revenue	9,891	6,907	28,476	18,607
Subscription gross profit	37,867	27,374	106,704	78,084
Add back:
Stock-based compensation allocated to cost of subscription revenue	254	177	744	477
Amortization expense related to acquired intangible assets allocated to cost of subscription revenue	1,102	228	3,256	630
Non-GAAP Subscription Gross Profit	39,223	27,779	110,704	79,191
Non-GAAP Subscription Gross Margin	82%	81%	82%	82%

Reconciliation between GAAP total gross margin and non-GAAP total gross margin:
Total revenue	$57,582	$38,731	$161,716	$108,051
Total cost of revenue	16,896	10,785	48,226	29,698
Gross profit	40,686	27,946	113,490	78,353
Add back:
Stock-based compensation allocated to cost of revenue	1,077	709	3,079	1,918
Amortization expense related to acquired intangible assets allocated to cost of revenue	1,102	228	3,256	630
Non-GAAP Total Gross Profit	42,865	28,883	119,825	80,901
Non-GAAP Total Gross Margin	74%	75%	74%	75%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	% of Growth	2015	2014	% of Growth
Reconciliation between GAAP subscription revenue growth and non-GAAP subscription revenue growth on a constant currency basis:
Subscription revenue	$47,758	$34,281	39%	$135,180	$96,691	40%
Impact of changes in exchange rates	352	(1,479)		1,154	(3,762)
Subscription revenue on a constant currency basis	$48,110	$32,802	47%	$136,334	$92,929	47%